Exhibit 99.1

THE HOUSTON EXPLORATION COMPANY News Release
HOUSTON EXPLORATION AGREES TO BE ACQUIRED BY FOREST OIL
FOR $1.5 BILLION IN CASH AND FOREST COMMON STOCK
HOUSTON – January 7, 2007 – The Houston Exploration Company (NYSE: THX) today announced that it has entered into a definitive agreement with Forest Oil Corporation (NYSE: FST), under which Forest will acquire all of the outstanding shares of Houston Exploration for approximately $1.5 billion in cash and Forest common stock. Forest will also assume approximately $0.1 billion of Houston Exploration net debt.
Under the terms of the agreement, Houston Exploration shareholders will receive total consideration equal to 0.84 shares of Forest common stock and $26.25 in cash for each outstanding share of Houston Exploration common stock, or an aggregate of an estimated 23.6 million shares of Forest common stock and cash of $740 million. This represents $52.47 per share of consideration to be received by Houston Exploration shareholders based on the closing price of Forest shares on January 5, 2007. The exact amount of the total cash and stock consideration to be received by each Houston Exploration shareholder will be determined by shareholder elections, subject to proration and an equalization formula. It is anticipated that the stock portion of the consideration will be tax free to Houston Exploration shareholders.
The boards of directors of Houston Exploration and Forest have each unanimously approved the transaction. In addition, JANA Partners, holder of approximately 14.7% of the outstanding shares of Houston Exploration, has agreed to vote in favor of the transaction. The transaction is subject to regulatory approvals and other customary conditions, as well as both Houston Exploration and Forest shareholder approval, and is expected to be completed in the second quarter of 2007. Upon completion of the transaction, it is anticipated that Forest shareholders would own approximately 73% of the combined company, and Houston Exploration shareholders would own approximately 27%.
William G. Hargett, chairman, president and chief executive officer of Houston Exploration, said, “Over the past year, we have made significant progress in improving Houston Exploration’s operations and creating a more focused asset portfolio. Our agreement with Forest builds on this solid foundation and represents a successful conclusion to the strategic review that our Board and management team began last year to enhance shareholder value and develop an even stronger future for our company. The transaction with Forest not only provides immediate value to Houston Exploration’s shareholders, but also affords them the opportunity to participate in the upside potential created by our combination. I am confident that together with Forest, we will have the financial and operational strength needed to continue capturing the opportunities in our industry.”
H. Craig Clark, president and chief executive officer of Forest, said, “We are undertaking this acquisition of Houston Exploration to further strengthen Forest’s onshore North American asset base and to add drilling inventory for our proven acquire and exploit strategy. Houston Exploration further bolsters Forest’s position as a leading independent onshore producer. Together, we will have a highly concentrated and complementary set of oil and natural gas assets. We look forward to working with the Houston Exploration team, and we are excited about adding their employees, as well as their assets.”
Lehman Brothers Inc. is serving as financial advisor to Houston Exploration, and Akin Gump Strauss Hauer & Feld LLP and Morris, Nichols, Arsht & Tunnell LLP are legal advisors.
Forest’s management will hold a teleconference call on January 8, 2007, at 9:00 a.m. ET to discuss the items described in this news release. If you would like to participate please call 1.800.399.6298 (for U.S./Canada) and 1.706.634.0924 (for International) and request the Forest Oil teleconference (ID # 5889781).
A replay will be available from January 8 through January 15, 2007. You may access the replay by dialing 1.800.642.1687 (for U.S./Canada) and 1.706.645.9291 (for International) and request the Forest Oil teleconference replay (ID # 5889781).
About The Houston Exploration Company
The Houston Exploration Company is an independent natural gas and crude oil producer engaged in the development, exploitation, exploration and acquisition of natural gas and crude oil properties. The Company’s operations are focused in South Texas, the Arkoma Basin, East Texas, and the Rocky Mountains. For more information, visit the Company’s Web site at www.houstonexploration.com.
About Forest Oil Corporation
Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in North America and selected international locations. Forest’s principal reserves and producing properties are located in the United States in Alaska, Louisiana, New Mexico, Oklahoma, Texas, Utah, Wyoming, and in Canada. Forest’s common stock trades on the New York Stock Exchange under the symbol FST. For more information about Forest, please visit its Web site at www.forestoil.com.
Forward-looking Statements
This news release and oral statements regarding the subjects of this release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this news release are forward-looking statements and reflect Houston Exploration’s current expectations and are based on current available information and numerous assumptions. Important factors that could affect the completion and timing of the proposed merger include, among others, approval by Houston Exploration’s and Forest’s stockholders, the satisfaction of customary closing conditions, government regulations and approvals, and other factors discussed in Houston Exploration’s filings with the Securities and Exchange Commission, including Houston Exploration’s annual report on Form 10-K for the year ended December 31, 2005, and quarterly reports on Form 10-Q. Houston Exploration assumes no responsibility to update any of the information referenced in this news release.
Additional Information About This Transaction
The Houston Exploration Company and Forest Oil Corporation intend to file materials relating to the transaction with the SEC, including one or more registration statement(s) that contain a prospectus and a joint proxy statement, which proxy statement will be mailed to Houston Exploration’s stockholders. Investors and security holders of Houston Exploration are urged to read these documents when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Houston Exploration, Forest and the proposed merger. Investors and security holders may obtain these documents free of charge at the SEC’s Web site at www.sec.gov. In addition, the documents filed with the SEC by Houston Exploration may be obtained free of charge from the Houston Exploration Web site at www.houstonexploration.com. The documents filed with the SEC by Forest may be obtained free of charge from Forest’s Web site at www.forestoil.com. In addition, a free copy of the proxy statement, when it becomes available, may be obtained from Houston Exploration at 1100 Louisiana Street, Suite 2000, Houston, Texas 77002. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.
Houston Exploration, Forest and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants and their direct and indirect interests in the solicitation will be set forth in the proxy statement/prospectus when it becomes available.

Contacts
Melissa R. Aurelio	Barrett Golden / Eric Brielmann
The Houston ExplorationCompany	Joele Frank, Wilkinson Brimmer Katcher
(713) 830-6887	(212) 355-4449